Exhibit 10.11

CONSULTING AGREEMENT

Consulting Agreement dated as of December 1, 2004 by and between Navitrak International Corporation, a corporation organized and existing under the laws of Nevada with offices at 114 W. Magnolia Street, #446, Bellingham, WA 98225 (the "Company") and G.M. Capital Partners, Ltd, a B.V.I. company with offices at Usteristrasse19 POB 6681 CH-8023 Zurich Switzerland (the "Consultant").

W I T N E S S E T H:

The Company desires to engage the services of the Consultant for purposes of general corporate counseling and advice and more specifically for those services set forth on Schedules A, B, and C hereto (collectively, the "Consulting Services").

Consultant is desirous of performing the Consulting Services on behalf of the Company and desires to be engaged and retained by the Company for such purposes.

Accordingly, in consideration of the recitals, promises and conditions in this Agreement, the Consultant and the Company agree as follows:

1.            Consulting Services. The Company hereby retains the Consultant, and the Consultant accepts such retention all on the terms and conditions herein contained.

2.	Term.

(a)          The initial term (the "Initial Term") of this Agreement shall be for a 24 month period commencing on the date hereof.

(b)          Notwithstanding paragraph 2(a), either party may terminate this Agreement, upon 5 days prior written notice, as follows:

(i)           upon the failure of the other party to cure a material default under, or a breach of, this Agreement (including, but not limited to, the Company's obligations under Section 5 hereof) within 5 days after written notice is given as to such breach by the terminating party;

(ii)          upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

(iii)	upon the other party taking the benefit of any insolvency law; and/or

(iv)         upon the other party having a receiver appointed or applying for a receiver for all or a substantial part of such party's assets or business.

(c)          Following the expiration of the Initial Term, this Agreement will continue in full force and effect (the "Extended Term") until terminated by either party, for any reason whatsoever, upon thirty (30) days prior written notice or earlier if in compliance with Section 2(b) or (c) hereof.

(d)          Termination of this Agreement will not affect the right (i) of the Consultant to be paid (a) any fees enumerated in Section 3 hereof, additional fees enumerated in any of the Schedules hereto, and/or any reimbursable expenses incurred in connection with the Consulting Services, which are payable or have been earned as of the effective date of such termination or (b), any additional fees, enumerated in any of the Schedules hereto, earned and payable after the effective date of the termination of this Agreement or (ii), of any Indemnified Person to receive indemnification pursuant to the provisions set forth in Sections 6 and 7 of the Agreement. The Company will pay any such fees, additional fees and/or reimbursable expenses, earned and payable on or prior to the effective date of the termination of this Agreement, no later than the effective date of the termination of this Agreement. Any additional fees earned after the termination of this Agreement are payable in accordance with the provisions of the particular Schedule hereto relating to the payment of such additional fees.

3.            Fees. In addition to and not in mitigation of, or substitution for, the additional fees enumerated in any of the Schedules hereto, the Company shall pay and deliver to the Consultant:

(a)	Simultaneously with the execution and delivery of this Agreement, an initial engagement fee, consisting of:
(i)	a payment in the amount of $10,000 USD made by wire transfer to the designated wiring instruction provided by Consultant from time to time;
(ii)

three warrants (collectively, the "Engagement Warrants"), each in the form of Exhibit A hereto; the first Engagement Warrant gives the Warrant Holder the right to acquire 1,000,000 shares of the Company's common stock at $0.50 per share, for a period of 2 years from the date of issuance of the Engagement Warrant; the second Engagement Warrant gives the Warrant Holder the right to acquire 500,00 shares of the Company's common stock at a price of $1.00 per share, for a period of 3 years from the date of issuance of the Engagement Warrant; and the third Engagement Warrant gives the Warrant Holder the right to acquire 500,000 shares of the Company's common stock at a price of $2.00 per share, for a period of 5 years from the date of issuance of the Engagement Warrant. For convenience of reference, the shares issuable upon exercise of the Engagement Warrants are collectively sometimes referred to as the "Warrant Shares."

(b)

Commencing thirty (30) days from the date hereof and continuing monthly thereafter during the Initial Term and Extended Term, a payment of US$10,000 USD (the "Monthly Fee") made by wire transfer to the designated wiring instruction provided by Consultant from time to time.

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4.            Expenses. The Company will reimburse the Consultant for its expenses, including any due diligence, legal and accounting expenses, reasonably incurred by the Consultant, in execution of the Consulting Services on behalf of the Company. Expenses, if any, shall be paid monthly in arrears and the first payment shall be made on December 1, 2004. The expenses shall be paid until the termination of this Agreement and all outstanding expenses (including any unbilled expenses) shall be paid on the date of the termination of this Agreement or as soon thereafter as practical with respect to unbilled expenses. Notwithstanding anything in this Agreement to the contrary, the Consultant may require the Company to pay, and the Company at the direction of the Consultant will pay, any expenses that alone or in the aggregate may exceed US$250 directly in advance. Notwithstanding any other provision of this Agreement, the Consultant shall not make any single expenditure that exceeds US$500 without the prior written consent of the Company.

5.	Duties of the Company.

(a)          The Company shall supply the Consultant, on a regular and timely basis, with all data and information about the Company, its management, its products and its operations as the Company deems material or which the Consultant reasonably requires, and the Company shall be responsible for advising the Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to the Consultant so that the Consultant may take corrective action.

(b)          The Company shall promptly supply the Consultant with full and complete copies of all filings with all federal and state securities agencies; full and complete copies of all stockholder stock reports and communications, whether or not prepared with the Consultants' assistance; all data and information supplied to any analyst, broker-dealer, market maker or other member of the financial community; and all product/services brochures, sales materials, etc. The company will comply with all requirements of the Securities Exchange Act of 1934 on a timely basis.

(c)          The Company shall promptly notify the Consultant of the filing of any registration statement for the sale of securities and of any other event that imposes any restrictions on publicity concerning the Company and its affairs.

(d)          The Company shall contemporaneously notify the Consultant if any information or data being supplied to the Consultant has not been generally released or promulgated.

(e)          Other specific obligations of the Company hereunder includes the obligation to make all payments (including, but not limited to the Monthly Fee) and/or deliveries of securities required hereunder (including, but not limited to the Engagement Warrants, and Warrant Shares) as due; if the Company defaults in making such payments and/or deliveries of securities when due and fails to cure such default within 3 days written notice by the Consultant, then, in addition to any and all other rights the Consultant may have hereunder, the Company agrees to sell, (not as a penalty but as liquidated damages) to the Consultant 5,000 shares of the Company common stock for each day it fails to make such payment and/or delivery at a price of $.001 per share. Such number of shares shall be subject to the anti-dilution provisions of the Engagement Warrants.

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6.	Representatives and Indemnification by Company.

(a)          The Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, information and data which it supplies to the Consultant and the Company acknowledges its awareness that the Consultant will rely on such continuing representations in disseminating such information and otherwise performing its functions under the Agreement.

(b)          The Consultant, in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company.

(c)          The Company hereby agrees to indemnify the Consultant including its officers, directors, agents and attorneys, against, and to hold the Consultant harmless from, any claims, demands, suits, loss, damages, etc. arising out of the Consultant's reliance upon the accuracy and continuing accuracy of such facts, material, information and data, unless the Consultant has been grossly negligent in fulfilling its duties and obligations hereunder.

(d)          The Company hereby agrees to indemnify the Consultant against, and to hold the Consultant, including its officers, directors, agents and attorneys, harmless form, any claims, demands, suits, loss, damages, etc. arising out of the Consultant's reliance on the general availability of information supplied to the Consultant and the Consultant's ability to promulgate such information, unless the Consultant has been grossly negligent in fulfilling his duties and obligations hereunder.

7.	Representatives and Indemnification by Consultant.

(a)          The Consultant agrees to provide the Consulting Services hereunder in a manner consistent with the performance standards observed by other professionals undertaking such functions.

(b)          The Consultant agrees that it will not release or disseminate any information pertaining to the Company that is not factual and that has not been previously disseminated to the public.

(c)          The Consultant hereby agrees to indemnify the Company against, and to hold the Company harmless from, any claims, demands, suits, loss, damages, etc. arising out of any inaccurate statement or misrepresentation provided that such indemnification shall not pertain to any information provided by or attributable to the Company.

8.	Confidentiality and Other Provisions.

(a)          The Consultant shall not, except as authorized or required to perform the Consulting Services, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to its knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to it and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business

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or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge, which may come into the public domain or otherwise required to be disclosed pursuant to court or regulatory process. The Consultant shall comply with such directions, as the Company shall make to ensure the safeguarding or confidentiality of all such information.

(b)          During the term of this Agreement, the Consultant shall devote sufficient time, attention, and ability to the business of the Company as is reasonably necessary for the proper performance of the Consulting Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Consultant to devote its exclusive time, attention and ability to the business of the Company, During the term of this Agreement, the Consultant shall:

(i)	at all times perform the Consulting Services to the best of its abilities and in the best interests of the Company; and
(ii)	devote such of its time, labor and attention to the business of the Company as it, in its sole discretion, deems necessary for the proper performance of the Consulting Services hereunder; and

(c)          The Company is aware that the Consultant has now and will continue to, and the Company agrees that the Consultant may provide similar services to those services contemplated by this Agreement to other companies, some of which may be in competition with the Company, and the Company recognizes that these companies will require a certain portion of the Consultant's time. Accordingly, the Company shall not be precluded from engaging other consultants to act in a function similar to that contemplated under this Agreement or in any other capacity provided such action shall not prevent the Consultant from fulfilling its duties pursuant to this Agreement.

(d)          From the effective date of this Agreement, Company and its officers will not engage any other person or entity to serve as its agent or representative to provide services similar to those to be provided by Consultant through the term of this Agreement without the prior written consent to Consultant, which consent may be withheld for any reason.

(e)          If for a period of two (2) years after successfully closing a financing, as contemplated under this Agreement, Company desires to commence any Transaction (as hereinafter defined), Consultant shall have the right of first refusal to act as Company's financial advisors, to arrange for placement agents or underwriters, as the case, may be, with respect to any Transaction or Transactions proposed during such two year period. For purposes of this Agreement, the term "Transaction" shall include each of the following; the purchase, sale, merger, consolidation or any other business combination, in one or a series of transactions involving the Company or any sale of securities of the Company or a New Entity as described below, effected pursuant to a private sale or an underwritten public offering.

(f)           If Company decides to pursue any such Transaction and Consultant exercises the right of first refusal provided hereunder, Consultant and Company will enter into an agreement appropriate to the circumstances containing provisions for among other things, compensation, indemnification, contribution, and representations and warranties which are usual and customary

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for similar agreements entered into by Consultant or other investment bankers of national standing acting in similar transactions including the right to appoint members to the Board of Directors of the Company. Company agrees that it will not enter into any such Transaction, unless Consultant has waived their right of first refusal with respect thereto or prior to or simultaneously with the consummation of such Transaction, until adequate provision is made with respect to the payment of compensation to Consultant as contemplated hereby.

9.            Relationship of Parties. The Consultant is an independent contractor, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workers' compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties, and neither party is intended to have any interest in the business or property of the other.

10.	Miscellaneous.

(a)          Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written with respect to such matters.

(b)          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 4:30 p.m. (Eastern Standard time) on any date and earlier than 11:59 p.m. (Eastern Standard time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Navitrak International Corp.
114 W. Magnolia Street, #446
Bellingham, WA 98225
Telephone: 800-661-7830
Facsimile: 888-639-4097
Attention: Robert Knight, President

If to the Consultant:	G.M. Capital Partners, Ltd.
Usteristrasse19
POB 6681
CH-8023 Zurich
Switzerland
Tel: 41.44.226.5000
Facsimile: 41.44.226.5009
Attention: J.A. Michie, Managing Director

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or such other address as may be designated in writing hereafter, in the same manner, by such party.

(c)          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Consultant, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(d)          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. All words used in this Agreement will be construed to be of such number and gender as the circumstances require.

(e)          Successors and Assigns. This Agreement is intended only for the benefit of, shall be binding upon and inure to the benefit of the parties and their respective successors. Anything in the foregoing to the contrary notwithstanding, subject to compliance with applicable securities laws, the Consultant may assign and/or transfer all or a portion of the consideration payable by the Company hereunder.

(f)           Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States Federal District Court for Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper under such court's jurisdiction.

(g)          Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(h)          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including the recovery of damages, the Consultant will be entitled to specific performance of the obligations of the Company hereunder. The Company and the Consultant agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in this Agreement and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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(i)           No Registration of the Warrant Shares. The Consultant acknowledges that none of the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act") and accordingly may only be sold or otherwise transferred pursuant to an effective registration statement as to the Warrant Shares under the Securities Act or and application for exemption from the registration requirements of the Securities Act.

(j)	Certain Definitions. As used herein:

(1)          The term "Agreement" means this Consulting Agreement dated December 1, 2004 between G.M. Capital Partners, Ltd. and Navitrak International Corporation and all Schedules and Exhibits attached hereto; and

(2)          The term "Warrant Holder" refers to any holder of an Engagement Warrant.

[THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

G.M. Capital Partners, Ltd.

By: /s/ J.A. Michie____________

J.A. Michie, Authorized Signatory

Navitrak International Corporation

By: /s/ Robert Knight__________

Robert Knight, President

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SCHEDULE A

To the Consulting Agreement dated as of November ___, 2004

Between

G.M. Capital Partners, Ltd. and Navitrak International Corporation.

1.1          Financial Public Relation Services. The Consultant shall provide the following financial public relation services to the Company:

(a)          Acting as financial public relations counsel, serving (i) as liaison between the Company and its stockholders; (ii) as advisor to the Company with respect to existing and potential market makers, broker-dealers, underwriters and investors as well as being the liaison for the Company with respect to communications and information (e.g., interviews, press releases, stockholder reports, etc.) as well as planning, designing, developing, organizing, writing and distribution such communications and information.

(b)          Assisting the Company in establishing an investor relations program, and advise the Company with respect to Stockholder meetings, interviews of Company officers by the financial media, and interviews of Company officers by analysts, market makers, broker-dealers and other members of the financial community.

(c)          Assisting the Company in order to make the Company, its management, products and services, and financial situation and prospects, known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community. No press releases will be made without consent of the Consultant.

(d)          The Company agrees that no public release shall be made without the consent of the Consultant.

1.2          Strategic Planning Services. The Consultant shall provide the following strategic planning services to the Company. The Consultant will undertake for, and consult with the Company as to, the management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the business of the Company, expansion of services, and shall review and advise the Company regarding its overall progress, needs and condition. The Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a)          Assisting the Company in the monitoring of services provided by the Company's advertising firm, public relations firm and other non-legal professionals to be employed by the Company.

(b)          Advising the Company on the continued development of a customer relations program and the stimulation of interest in the Company by institutional investors and other members of the financial community.

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1.3          Disclaimer by Consultant. The Consultant makes no representation that as a results of the services to be provided by it (a) the price of the Company's publicly-traded securities will increase, (b) any person will purchase securities in the Company as a result of the consulting services, or (c) any investor will lend money to or invest in or with the Company.

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SCHEDULE B

To the Consulting Agreement dated as of November ____, 2004

Between

G.M. Capital Partners, Ltd. and Navitrak International Corporation.

1.1          Acquisition Consulting Services. The Consultant agrees that during the term of this Agreement it will assist the Company in the identification, evaluation, structuring, negotiation and closing of business acquisitions, whether in the form of asset purchases, stock purchases or sales, mergers, consolidations, joint ventures, strategic alliances or otherwise (collectively, a "Business Combination").

1.2          Fees to be paid. If during the Initial Term of the Agreement, any extension thereof, or for a period of two years following the termination of the Agreement (including any extension thereof) the Company shall consummate a Business Combination with any person or entity directly or indirectly introduced to the Company by the Consultant, the Consultant shall be entitled to and the Company shall pay the Consultant additional compensation (the "Additional Fees"), calculated as follows:

(i)	5% of the 1st $1,000,000 (or part thereof)of the consideration paid;
(ii)	4% of the 2nd 1,000,000 (or part thereof) of the consideration paid; plus
(iii)	3% of the 3rd, $1,000,000 (or part thereof) of the consideration paid; plus
(iv)	2% of the 4th $1,000,000 (or part thereof) of the consideration paid; plus
(v)	1% of all the consideration paid in excess of $5,000,000.

The Additional Fees are payable upon the closing of the Business Combination contemplated hereby in the same form as the consideration received (or paid) by the Company whether such Business Combination is effected as a merger, share exchange, asset purchase or otherwise.

For purposes of this Schedule B, the term "consideration" means an amount equal to the sum of the aggregate fair market value of any securities issued and any other non-cash consideration delivered (including, without limitation, any joint venture interest delivered to, or retained by the Company), and any cash consideration paid, to the Company or its security Warrant Holders in connection with a Business Combination and the amount of all indebtedness for money borrowed of the Company (other than indebtedness only associated with the seasonal working capital needs of the Company), which is assumed or acquired directly or indirectly by a purchaser in connection with such Business Combination. The fair market value of any securities issued and any other non-cash consideration delivered or retained in connection with a Business Combination will be the value determined by the Company and Consultant upon the closing of the Business Combination.

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1.3          Disclaimer by Consultant. The Consultant makes no representation that as a result of the services to be provided by it that the Company will be able to affect any Business Combination.

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SCHEDULE C

To the Consulting Agreement dated as of November ____, 2004

Between

G.M. Capital Partners, Ltd. and Navitrak International Corporation.

1.1          Assistance in Securing Equity and or Debt Financing. The Consultant will use its best efforts to introduce the Company to underwriters, financial institutions, broker/dealers and private investors so that the Company may directly pursue with such persons its financing requirements. If during the Initial Term of the Agreement, any extension thereof, or for a period of two years following the termination of the Agreement, the Company shall consummate a financing, whether in the form of equity, cash or other consideration, with any person or entity directly or indirectly introduced to the Company by the Consultant, then, the Consultant shall be entitled to, and the Company shall pay the Consultant, a success fee (the "Success Fee) calculated as follows:

Consultant will receive a success fee ("Success fee") in the form of a cash payment in the amount of ten percent (10%) of the gross proceeds of any private Financing, including any form of equity, convertible debt, debt with warrants, debt with equity incentives to the lender, or any other form of equity, debt or guarantees obtained by or invested in Company payable upon closing or receipt of funds by Company or any entity, whichever is earlier.

Company shall have sole discretion in determining what constitutes an acceptable Financing as contemplated by this Agreement. Consultant shall earn the Success Fee only upon the closing or receipt of funds from a Financing, and not merely for presenting a financing option or prospective investor which in Company's sole discretion is unacceptable.

1.2          Disclaimer by Consultant. The Consultant makes no representation that as a result of the services to be provided by it that any person or entity will lend money to or invest in or with the Company.

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EXHIBIT A

To the Consulting Agreement dated as of November ____, 2004

Between

G.M. Capital Partners, Ltd. and Navitrak International Corporation.

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED (1) WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE LAWS.

NAVITRAK INTERNATIONAL CORPORATION

FORM OF ENGAGEMENT WARRANT

Warrant No. [___]	Dated [___________], 2004

[THE COMPANY], a company organized and existing under the laws of [______] (the "Company"), hereby certifies that for value received [the Consultant], or its registered assigns (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company [------] shares of Common Stock, (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $.[---] per share (as adjusted from time to time as provided in Section 10, the "Exercise Price"), at any time and from time to time from and after the date thereof and through and including [____ YEARS FROM THE DATE OF ISSUANCE] (the "Expiration Date"), and subject to the following terms and conditions:

1.            Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.            Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating

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that they have not been registered under the Securities Act, and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the Securities Act and in accordance with applicable US and state security laws.

3.            Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4.	Registration of Transfers and Exchange.

(a)          Subject to compliance with the legend set forth on the face of this Warrant the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 13. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

(b)          This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 13 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5.	Duration and Exercise of Warrants.

(a)          This Warrant shall be exercisable by the registered Warrant Holder on any business day before 5:30 P.M., Eastern Standard time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:30 P.M., Eastern Standard time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not redeem this Warrant.

(b)          Subject to Sections 4(b) and 8, upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company at its address for notice as set forth in Section 13, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase

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hereunder, in lawful money of the United State of America, in cash or by certified or official bank check or checks, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant and in Section 4 hereof), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Securities Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

(c)          This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase, provided that such exercise is for not less than the lesser of 5,000 Warrant Shares or such lesser number of Warrant Shares to which this Warrant entitles the Warrant Holder to acquire upon the exercise hereof. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

6.	Registration Rights.

(a)          Warrant Holders constituting holders of more than 50% of the Warrants, commencing 6 months after the issuance of the Warrant to the Consultant, may on one (1) occasion, demand the Company file a registration statement at the Company's sole expense. with the Securities and Exchange Commission registering the Warrant Shares. The Company must use its best efforts to effect such a registration statement with in 90 days of the initial demand. If the Company fails to effect a registration in the 90 day period, Company shall be obligated to sell to Consultant 5,000 shares per day at $0.001 per share (as liquidated damages, not as a penalty) until the registration statement becomes effective, subject to anti-dilution provisions provided herein.

(b)          Other than in 6(a), during the term of this Warrant, the Company may not file any registration statement with the Securities and Exchange Commission at any time when there is not then an effective registration statement covering the resale of the Warrant Shares other than registration statements of the Company filed on Form S-8 or Form S-4, each as promulgated under the Securities Act, pursuant to which the Company is registering securities pursuant to a Company employee benefit plan or pursuant to a merger, acquisition or similar transaction including supplements thereto, but not additionally filed registration statements in respect of such securities, at any time when there is not an effective registration statement covering the resale of the Warrant Shares and naming the Warrant Holder as a selling

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stockholder thereunder, unless the Company provides the Warrant Holder with not less than 20 days notice of its intention to file such registration statement and provides the Warrant Holder the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the Warrant Holder pursuant to this Section shall continue until all of the Warrant Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the expiration of this Warrant. The Company will pay all registration expenses in connection therewith.

If the Registration Statement is filed in connection with an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such Registration Statement (i) first, the securities the Company proposes to sell, (ii) second, the Warrant Shares requested to be included in such Registration Statement and such other securities requested to be included in such Registration Statement by security holders having contractual registration rights which exist on the date hereof ("Other Holders"), pro rata among the Warrant Holders and the Other Holders on the basis of the number of Warrant Shares of such Warrant Holders and securities of the Other Holders requested to be included in such Registration Statement, and (iii) third, other securities requested to be included in such Registration Statement; provided, however, no less than 20% of the Warrant Shares must be included in any such registration statement.

7.            Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Warrant Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

8.            Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of a substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

9.            Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Warrant Holders (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares that shall be so

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issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, are duly and validly authorized, issued and fully paid and nonassessable.

10.          Certain Adjustments. The terms of this Warrant shall be subject to adjustment as follows:

(a)          In case the Company shall (i) pay a stock dividend, forward split or make a distribution to holders of Common Stock in shares of its Common Stock, (ii) subdivide, its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, (A) the Exercise Price shall be increased or decreased, as the case may be, to any amount which shall bear the same relation to the Exercise Price in effect immediately prior to such action as the total number of shares outstanding immediately prior to such action shall bear to the total number of shares outstanding immediately after such action and (B) this Warrant automatically shall be adjusted so that it shall thereafter evidence the right to purchase the kind and number of Warrant Shares or other securities which the Warrant Holder would have owned and would have been entitled to receive after such action if this Warrant had been exercised immediately prior to such action or any record date with respect thereto. An adjustment made pursuant to this subparagraph (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution of Common Stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)          In the case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) assets (other than cash dividends or cash distributions payable out of consolidated net income or retained earnings or dividends payable in Common Stock), (ii) evidences of indebtedness or other debt or equity securities of the Company, or of any corporation other than the Company (except for the Common Stock of the Company) or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable (hereinafter collectively called "Distributions on Common Stock"), the Company shall make provisions for the Warrant Holder to receive upon exercise of this Warrant, a proportional amount (depending upon the extent to which this Warrant is exercised) of such assets, evidences of indebtedness, securities or such other rights, as if such Warrant Holder had exercised this Warrant on or before such record date.

(c)          In case of any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation, this Warrant thereafter shall be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 10, to the end that the provisions set forth in this Section 10 (including provisions with respect to changes in and adjustments of the exercise price) shall thereafter be applicable, as nearly as

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reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

(d)          Upon the occurrence of each adjustment or readjustment of the exercise price or any change in the number of Warrant Shares or in the shares of stock or other securities or property deliverable upon exercise of this Warrant pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment and change in accordance with the terms hereof and furnish to each holder hereof a certificate signed by the chief financial officer of the Company, setting forth such adjustment or readjustment and change and showing in detail the facts upon which such adjustment or readjustment and change is based. The Company shall, upon the written request at any time of the Warrant Holder, furnish or cause to be furnished to such Warrant Holder, a similar certificate setting forth (i) such adjustment or readjustment and change, (ii) the Exercise Price then in effect, and (iii) the number of Warrant Shares and the amount, if any, of other shares of stock and other securities and property which would be received upon the exercise of the Warrant.

(e)          If, at any time while this Warrant is outstanding, the Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of Common Stock for a consideration per share less than the Exercise Price then in effect, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Exercise Price, and (B) the consideration, if any, received or receivable by the Company upon such issue or sale by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

(f)	If at any time:

(i)           the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(ii)          the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(iii)        the Company shall authorize the granting to all Warrant Holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(iv)         the approval of any stock Warrant Holders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(v)          the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

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then the Company shall cause to be mailed to each Warrant Holder at his last address as it shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the Warrant Holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that Warrant Holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(g)          In case the Company shall take a record of the Warrant Holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such right distribution, or the date of the granting of such right of subscription or purchase, as the case may be.

11.          Payment of Exercise Price. The Warrant Holder may exercise the Warrant in whole or in part and may pay the Exercise Price (a) in cash or (b) by cashless exercise, as follows:

Warrant Holder shall surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Warrant Holder the number of Warrant Shares determined as follow:

X = Y (A-B)/A

Where

X = the number of Warrant Shares to be issued to the Warrant Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in the cashless exercise transaction shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date of the Warrant.

12.          Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

13.          Notice. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to 114 W. Magnolia Street, #446, Bellingham, WA 98225 Attention: Robert Knight, President, or (ii) if the Warrant Holder, to the Warrant Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Warrant Holder may provide to the Company in accordance with this Section 13.

14.	Warrant Agent.

(a)          The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Warrant Holder, the Company may appoint a new warrant agent.

(b)          Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or share Warrant Holders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Warrant Holders at the Warrant Holders' last address as shown on the Warrant Register.

15.	Miscellaneous.

(a)          This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

(b)          Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy

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or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c)          This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principals of conflicts of law thereof.

(d)          The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)          In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)           The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(g)          As used herein, the term "Common Stock" shall mean and include the Company's currently authorized Common Stock and stock of any other class or other consideration into which such currently authorized Common Stock may hereafter have been changed,

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first indicated above.

[THE COMPANY]

By:__________________________

Name:________________________

Title:_________________________

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FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To [THE COMPANY]

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _________ shares of Common Stock ("Common Stock"), [$--] par value, of [The Company] and encloses herewith $__________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

(Please print name and address)

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated: ____________, ______	Name of Warrant Holder:

(Print)__________________________

(By:)___________________________

(Name:)
(Title:)

Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant)

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FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ the right represented by the within Warrant to purchase _____________ shares of Common Stock of [The Company] to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of [The Company] with full power of substitution in the premises.

Dated:___________________

_______________________________________

(Signature must conform in all respects to name of

Warrant Holder as specified on the face of the

Warrant)

_______________________________________

Address of Transferee

_______________________________________

_______________________________________

In the presence of:

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